Exhibit 10.29

GREATER BAY BANCORP

OMNIBUS EQUITY INCENTIVE PLAN

As amended as of December 19, 2006

1. Purpose.

The purposes of the Plan are to attract, motivate, and retain Employees, Directors, and Consultants of Greater Bay Bancorp and its Subsidiaries; to offer selected Employees, Directors, and Consultants the opportunity to acquire proprietary interests in the Company by purchasing or receiving shares of the Company’s Stock or other similar rights; and to promote the success of the Company. The Plan provides for the grant of Nonstatutory Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units. The Plan also is intended to provide shares of Stock for Awards granted to Employees, Consultants and Directors under other compensation plans offered by the Company and its Subsidiaries.

2. Definitions.

(a) “Affiliated SAR” means a SAR granted in connection with an Option such that the exercise of the Option does not cancel the SAR, but rather results in the exercise of the SAR.

(b) “Applicable Laws” means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Stock is listed or quoted, and other similar laws.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan and shall include, among other things, the following information, if applicable to the Award: (i) Exercise Price, (ii) number of shares of Stock or Stock equivalents, (iii) exercise schedule, (iv) vesting schedule, (v) restrictions, (vi) dates and conditions for lapse of restrictions, and (vii) expiration dates.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means any of the following that has a material adverse effect upon the Company or any Subsidiary:

(i) The Participant’s deliberate violation of any state or federal banking or securities law; or

(ii) The Participant’s deliberate violation of the Bylaws, rules, policies or resolutions of the Company; or

(iii) The Participant’s deliberate violation of the rules or regulations of the California Department of Financial Institutions, the Federal Deposit Insurance

Corporation, the Federal Reserve Board of Governors, the Office of the Comptroller of the Currency or any other regulatory agency or governmental authority having jurisdiction over the Company or any Subsidiary; or

(iv) The Participant’s conviction of any felony; or

(v) The Participant’s conviction of a crime involving moral turpitude, fraudulent conduct, or dishonest conduct.

(g) “Change in Control” means the first to occur of any of the following events:

(i) Any “person” (as such term is used in sections 13 and 14(d)(2) of the Exchange Act), becomes the beneficial owner (as that term is used in section 13(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the capital stock of the Company entitled to vote in the election of Directors, other than a group of two or more persons not (A) acting in concert for the purpose of acquiring, holding or disposing of such stock or (B) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Company which requires the reporting of any change in control. The acquisition of additional Stock by any person who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the Stock of the Company entitled to vote in the election of Directors is not a Change in Control.

(ii) During any period of not more than twelve (12) consecutive months during which the Company continues in existence, not including any period prior to the effective date of this Plan, individuals who, at the beginning of such period, constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this subsection 2(g)) whose appointment to the Board or nomination for election to the Board was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

(iii) The effective date of any consolidation or merger of the Company (after all requisite shareholder, applicable regulatory and other approvals and consents have been obtained), other than (A) a consolidation or merger of the Company in which the holders of the voting capital stock of the Company immediately prior to the consolidation or merger hold at least fifty percent (50%) of the voting capital stock of the surviving entity (or its parent entity) immediately after the consolidation or merger or (B) a consolidation or merger of the Company with one or more other persons that are related to the Company immediately prior to the consolidation or merger. For purposes of this provision, persons are “related” if one of them owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of the other or a third person owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of each of them.

(iv) The sale or transfer of substantially all of the Company’s assets, to one or more persons that are not related (as defined in clause (iii) of this subsection 2(g)) to the Company immediately prior to the sale or transfer.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee or subcommittee of the Board, described in subsection 4(a), or in the absence of such a committee, the Board.

(j) “Company” means Greater Bay Bancorp, a California corporation.

(k) “Consultant” means any individual or entity, other than an Employee, who provides services to the Company or a Subsidiary in the capacity of an advisor or consultant.

(l) “Core Deposit Growth” means Deposit Growth determined without regard to institutional and broker time deposits.

(m) “Core Loan Growth” means Loan Growth determined without regard to purchased loans.

(n) “Deposit Growth” means the average of the increases in the Company’s total deposits at the end of the four fiscal quarters of a Year as reported in the balance sheets included in the Company’s quarterly and annual reports on forms 10-Q and 10-K.

(o) “Director” means a member of the Board.

(p) “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which:

(i) renders the Participant unable to engage in any substantial gainful activity; or

(ii) results in the Participant receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by the Company for the benefit of its employees.

Disability shall be interpreted in a manner consistent with Section 409A of the Code and shall be determined by the Committee in its sole discretion, after consideration of such evidence as it may require, including a report or reports of such physician or physicians as the Committee may designate.

(q) “Domestic Relations Order” means a “domestic relations order” as defined in Section 414(p)(1)(B) of the Code.

(r) “Earnings per Share” or “EPS” means Net Income Available to Common Shareholders divided by the sum of the weighted average shares of Stock outstanding and Stock equivalent shares outstanding.

(s) “Efficiency Ratio” means operating expenses divided by the sum of net interest income and non-interest income as such items are reported in the statement of operations included in the Company’s annual report on form 10-K.

(t) “Employee” means any individual employed by the Company or by a Subsidiary and reflected as an employee on a payroll of the Company or of a Subsidiary.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Exercise Price” means the amount specified per share of Stock, at which Stock may be purchased on exercise of an Option or above which payment is to be made on exercise of a Stock Appreciation Right, in each case as specified by the Committee in the applicable Award Agreement.

(w) “Fair Market Value” of the Stock on any given date under the Plan shall be determined as follows:

(i) If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists;

(ii) If the Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market System or the Nasdaq Capital Market, the fair market value shall be the closing selling price per share of the Stock on the date of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market System or Nasdaq Capital Market, or through any respective successor system. If there is no reported closing selling price for the Stock on the date of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists;

(iii) If the Stock is at the time neither listed nor admitted to trading on any stock exchange, the Nasdaq National Market System or the Nasdaq Capital Market, but is traded over-the-counter (including on the Over-the-Counter Bulletin Board), then the fair market value shall be the mean between the last reported bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which such Stock is quoted or, if Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, or through any successor system. If there is no reported bid or asked price for the Stock on the date of determination, then the fair market value shall be the mean between the last reported bid and asked prices on the last preceding date for which such bid and asked prices exist; and

(iv) If the Stock is at the time neither listed nor admitted to trading on any stock exchange, the Nasdaq National Market System, the Nasdaq Capital Market or over-the-counter, then the fair market value shall be determined by the Committee in good faith on such basis and taking into account such factors as the Committee shall deem appropriate.

(x) “Freestanding SAR” means a SAR granted as an independent Award and not granted in connection with an Option.

(y) “Grant Date” means, with respect to an Award, the date of the Committee action granting the Award or such later date as is specified in the Award Agreement.

(z) “Grantee” means an individual who holds a Performance Share, Restricted Stock, RSU, or Stock Appreciation Right Award.

(aa) “Incentive Stock Option” or “ISO” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(bb) “Loan Growth” means the average of the increases in the Company’s total loans less allowance for loan losses at the end of the four fiscal quarters of a Year as reported in the balance sheets included in the Company’s quarterly and annual reports on forms 10-Q and 10-K.

(cc) “Management Quality” means an assessment of quantitative items established at the beginning of the Year such as classified assets as a percent of capital, loan losses, and net interest margin as well as a subjective assessment of qualitative items such as Sarbanes-Oxley compliance, earnings quality, and management quality.

(dd) “Net Income” means the consolidated net income of the Company, as reported in the consolidated financial statements of the Company included in the Company’s annual report on form 10-K, but which, at the determination of the Committee specified at the time the Performance Criteria and Performance Goals for Awards relative to a Performance Period are established, may be adjusted to eliminate the effects of (i) income, gains and losses from discontinued operations, (ii) gains and losses from the sale or purchase of loans and securities, (iii) other extraordinary gains and losses, (iv) any other unusual or non-recurring items of income, gain or loss that can be separately identified and quantified, or (v) or other revenue or expense that the Committee has determined is not performance attributable in whole or in part. Notwithstanding the foregoing, in the event of a change in accounting principles affecting the Company or Net Income during a Performance Period, Net Income shall be determined without regard to such change unless otherwise specified by the Committee at the time the Performance Criteria and Performance Goals for any Awards relative to such Performance Period are established.

(ee) “Net Income Available to Common Shareholders” means Net Income less preferred stock dividends.

(ff) “Net Operating Cash Flow” means “operating cash flow, net” as reported on the Company’s consolidated statement of cash flows included in the Company’s annual report on form 10-K.

(gg) “Non-Interest Income Growth” means an annual increase in total non-interest income as reported in the statement of operations included in the Company’s annual report on form 10-K.

(hh) “Nonstatutory Option” means a stock option not described in Section 422(b) or 423(b) of the Code.

(ii) “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase shares of Stock.

(jj) “Optionee” means an individual or entity that holds an Option.

(kk) “Other Incentive Plan” means any short-term or long-term bonus or other incentive compensation plan offered by the Company or a Subsidiary, through which the Company or the Subsidiary may pay benefits in Awards or shares of Stock under this Plan, including but not limited to the Greater Bay Bancorp 2005 Executive Incentive Plan, the Greater Bay Bancorp 2005 Long Term Incentive Plan and the ABD Insurance and Financial Services Long-Term Retention and Performance Plan.

(ll) “Outside Director” means a Director who is not an Employee and who is an “outside director” within the meaning of Section 162(m) of the Code.

(mm) “Participant” means the holder of an outstanding Award.

(nn) “Performance-Based Award” means an Award granted pursuant to Section 7, 8, 9, 10 or 11, but which is subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(oo) “Performance Criteria” means the factor or factors utilized by the Committee in establishing the Performance Goals applicable to an Award, from among the following measures: Deposit Growth, Core Deposit Growth, Earnings Per Share, Efficiency Ratio, Net Operating Cash Flow, Non-Interest Income Growth, Loan Growth, Core Loan Growth, Management Quality, Net Income, Net Income Available to Common Shareholders, Return on Equity, Return on Common Equity, or Return on Assets. The Performance Criteria utilized may differ from Participant to Participant and from Award to Award. Any Performance Criteria used may be (i) measured in absolute terms, (ii) measured in relative terms (including, but not limited to compared to another company or companies), (iii) measured against the performance of the Company as a whole or a segment of the Company, and/or (iv) measured on a pre-tax or post-tax basis (if applicable).

(pp) “Performance Goals” means the goals established in writing by the Committee for a Performance Period based upon Performance Criteria selected by the Committee. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(qq) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(rr) “Performance Shares” means an Award granted pursuant to Section 9, denominated in shares of Stock or the economic equivalent of Stock, the amount of which at the time payable is determined based on the extent to which corresponding Performance Goals have been achieved.

(ss) “Plan” means this Greater Bay Bancorp Omnibus Equity Incentive Plan, as it may be amended from time to time.

(tt) “Qualified Performance-Based Compensation” means any compensation that is “payable solely on account of the attainment of one or more performance goals” as described in and meeting the requirements of Section 162(m)(4)(C) of the Code.

(uu) “Restricted Stock” means an Award granted pursuant to Section 10 of shares of Stock subject to conditions or restrictions set by the Committee.

(vv) “Restricted Stock Unit” or “RSU” means an Award granted pursuant to Section 11 to receive Stock or the economic equivalent of Stock subject to conditions or restrictions set by the Committee, without the issuance of Stock at time of grant.

(ww) “Retirement” means, in the case of an Employee or Director, any Termination of Service occurring on or after age sixty-five (65), for any reason other than death or for Cause. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

(xx) “Return on Assets” means Net Income divided by the average of the total assets of the Company at the end of the four fiscal quarters of a Year, as reported by the Company in its consolidated financial statements included in the Company’s annual report on form 10-K; provided, however, that in the event of a change in accounting principles affecting the Company or Return on Assets during a Performance Period, Return on Assets shall be determined without regard to such change unless otherwise specified by the Committee at the time the Performance Criteria and Performance Goals for any Awards relative to such Performance Period are established.

(yy) “Return on Common Equity” means Net Income to Common Shareholders divided by the average of the common shareholders equity of the Company at the end of each of the four fiscal quarters of a Year, as reported by the Company in its consolidated financial statements included in the Company’s annual report on form 10-K; provided, however, that in the event of a change in accounting principles affecting the Company or Return on Common Equity during a Performance Period, Return on Common Equity shall be determined without regard to such change unless otherwise specified by the Committee at the time the Performance Criteria and Performance Goals for any Awards relative to such Performance Period are established.

(zz) “Return on Equity” means Net Income divided by the average of the common shareholders equity of the Company at the end of each of the four fiscal quarters of a Year, as reported by the Company in its consolidated financial statements included in the Company’s annual report on form 10-K; provided, however, that in the event of a change in accounting principles affecting the Company or Return on Equity during a Performance Period, Return on Equity shall be determined without regard to such change unless otherwise specified by the Committee at the time the Performance Criteria and Performance Goals for any Awards relative to such Performance Period are established.

(aaa) “Stock” means the common stock of the Company.

(bbb) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 8 to receive the appreciation in the Fair Market Value of Stock following the Grant Date, which may be granted alone (as a Freestanding SAR) or in connection with a related Option (as either an Affiliated SAR or a Tandem SAR).

(ccc) “Subsidiary” means any corporation in which the Company and/or one or more other Subsidiaries own fifty percent (50%) or more of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of the date such status is attained.

(ddd) “Substitute Award” means an Award described in Section 13.

(eee) “Tandem SAR” means a SAR granted in connection with a related Option such that the exercise of the SAR requires the surrender of the related Option and the exercise of the related Option requires the surrender of the SAR.

(fff) “Termination of Service” means (i) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary from the Company, but excluding any such termination where there is a simultaneous commencement or continuation of status as a Consultant or as a Director; (ii) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Director; and (iii) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Consultant. A transfer in employment or other service relationship from the Company to a Subsidiary or from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a Termination of Service.

(ggg) “Year” means a fiscal year of the Company.

3. Stock Subject to Plan; Limitations.

(a) Maximum Plan Shares. The maximum aggregate number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under the Plan is six million (6,000,000) shares. No more than three million two hundred fifty thousand (3,250,000) shares of such Stock and Stock equivalents shall be available for grant as Performance Shares, Restricted Stock, and Restricted Stock Units combined. For purposes of these limitations, the shares of Stock and Stock equivalents underlying any Awards that expire unexercised or that are forfeited, canceled, reacquired by the Company at cost, satisfied without the issuance of Stock or payment of cash, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock and Stock equivalents available for grant under the Plan. The shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Individual Award Limitations. In addition to the overall limitations set forth in subsection 3(a) above, Awards granted to any one Participant during any one calendar year period shall not exceed six hundred thousand (600,000) shares of Stock and Stock equivalents. However, in connection with a Participant’s initial service, the Participant may be granted Awards for up to an additional one million two hundred thousand (1,200,000) shares of Stock and Stock equivalents, which shall not count against the per Participant limit set forth in the prior sentence.

(c) No Double Counting Tandem SARs. For purposes of the limitations set forth in subsections 3(a) and (b), the shares of Stock and Stock equivalents subject to a Tandem SAR and its related Option shall be counted only once.

4. Administration.

(a) Establishment of Committee. The Board shall have the authority to administer the Plan, but may delegate its administrative powers under the Plan, in whole or in part, to a committee of the Board or to a subcommittee of any such committee of the Board.

(b) Committee Procedures. The Board (or in absence of action by the Board, the Committee) shall designate one of the members of each Committee as chairman. Any such Committee may hold meetings at such times and places as its chairman or a majority of the members of the Committee shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(c) Section 162(m) Committee. Any Awards that are intended to be Qualified Performance-Based Compensation shall be granted and, as it relates to such Awards, the Plan shall be administered by a Committee of two or more Outside Directors.

(d) Rule 16b-3 Committee. Any Awards to Participants who are subject to Section 16 of the Exchange Act shall be granted and, as it relates to such Awards, the Plan shall be administered by a Committee of two or more members of the Board who qualify as “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act, and such Awards shall be structured to satisfy the requirements for exemption under Rule 16b-3 under the Exchange Act.

(e) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend, or rescind rules, procedures, agreements and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument (including, but not limited to any Award Agreement) required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Participants;

(vi) To determine the number of shares of Stock or Stock equivalents to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Option and SAR on the Grant Date, including (without limitation) the Exercise Price, to determine whether each such

Option is to be classified as an ISO or as a Nonstatutory Option, to determine whether each such SAR is to be settled in Stock or in cash, and to specify the provisions of the Award Agreement relating to such Option or SAR;

(viii) To prescribe the terms and conditions of each Performance Share, Restricted Stock and RSU on the Grant Date, including (without limitation) restrictions (if any), to specify whether each such Performance Share and RSU is to be settled in Stock or in cash and to specify the provisions of the Award Agreement relating to such Performance Share, Restricted Stock or RSU Award;

(ix) To amend any outstanding Award Agreement, subject to applicable legal restrictions, the provisions of this Plan and the terms and conditions of such Award Agreement;

(x) To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration; and

(xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

(f) Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company, to the fullest extent permitted by law, against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5. Eligibility.

(a) General Rules. Employees, Consultants and Directors shall be eligible for the grant of Awards as designated by the Committee. However, Consultants and Directors who are not also Employees shall not be eligible for the grant of ISOs.

(b) Ten-Percent Shareholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless:

(i) The Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date; and

(ii) Such ISO by its terms is not exercisable after the expiration of five (5) years from the Grant Date.

(c) Stock Ownership. For purposes of subsection 5(b) above, in determining an Employee’s stock ownership, the attribution rules of Section 424(d) of the Code shall apply. For purposes of subsection 5(b) above, “outstanding stock” shall be determined under the rules pertaining to Section 422(b) of the Code and shall include all Stock actually issued and outstanding immediately after the grant, including Restricted Stock, but shall not include shares of Stock authorized for issuance under any Option that has not been exercised.

6. Modifications and Restrictions.

(a) Amendment, Modification, Extension and Renewal of Awards. Within the limitations of the Plan, and subject to Section 6(b) below, the Committee may amend, modify, extend or renew outstanding Awards or may cancel or accept the cancellation of outstanding Awards in return for the grant of new Awards at the same or a different price. The foregoing notwithstanding, no amendment or modification of an Award shall, without the consent of the Participant, impair the Participant’s rights or increase his or her obligations under such Award. A change in the tax consequences of an Award shall not be considered an impairment of rights or an increase in obligations under the Award.

(b) Restriction on Repricing of Options and SARs. No outstanding Option or SAR shall be amended to reduce its Exercise Price or cancelled and replaced with a new Award (of the same type or of any different type) having a lower Exercise Price (or other purchase price) for any reason, without the prior approval of the Company’s shareholders entitled to vote at a meeting of shareholders.

(c) No Reload Options or SARs. No Option or SAR shall provide for the automatic grant of replacement or reload Options or SARs upon the Optionee or Grantee exercising the Option or SAR and paying the Exercise Price by tendering shares of Stock, net exercise or otherwise.

7. Options.

(a) Nature of Options. An Option is an Award entitling the Participant to purchase shares of Stock, subject to vesting requirements, at the Exercise Price set on the Grant Date. Options granted under the Plan may be either ISOs or Nonstatutory Stock Options. However, notwithstanding any designation of an Option as an ISO, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which the Option and any previously granted Options (and any other previously granted options to acquire Stock under all other plans of the Company) are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the Option shall be treated as a Nonstatutory Option.

(b) Exercise Price. The Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date, or such higher amount as is provided in subsection 5(b) with respect to specified ISOs.

(c) Exercisability. The exercise schedule of each Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement; provided however, that in the event of the Optionee’s Termination of Service, the Option shall be exercisable only to the extent the Option was exercisable on the date of such Termination of Service, unless otherwise specified in the Award Agreement.

(d) Term. The term of each Option shall not exceed seven (7) years from the Grant Date. Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which an Option is to expire. In the event of an Optionee’s Termination of Service:

(i) As a result of such Optionee’s death, Disability, or Retirement, the Option shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death, Disability, or Retirement, but not later than the original expiration date specified in the Award Agreement.

(ii) By the Company for Cause, the Option shall expire immediately after the Company’s notice or advice of such Termination of Service is dispatched to the Optionee, but not later than the original expiration date specified in the Award Agreement.

(iii) For any reason other than the Optionee’s death, Disability or Retirement or by the Company for Cause, the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

(e) No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any shares of Stock covered by his or her Option until the issuance of a stock certificate for such shares of Stock.

8. Stock Appreciation Rights.

(a) Nature of a SAR. A SAR is an Award entitling the Grantee to receive shares of Stock, cash, or a combination thereof, which shall be determined by the Committee on the Grant Date and set forth in the Award Agreement, having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the per share Exercise Price set by the Committee on the Grant Date. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Exercise Price. The Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date. The Exercise Price of a Tandem SAR or an Affiliated SAR shall equal the Exercise Price of the related Option.

(c) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the amount of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Stock subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the shares of Stock subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d) Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of shares of Stock subject to the related Option.

(e) Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

(f) Term. The term of each SAR shall not exceed seven (7) years from the Grant Date. Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which the SAR is to expire. In the event of a Participant’s Termination of Service:

(i) As a result of such Participant’s death, Disability, or Retirement, the SAR shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death, Disability, or Retirement, but not later than the original expiration date specified in the Award Agreement.

(ii) By the Company for Cause, the SAR shall expire immediately after the Company’s notice or advice of such Termination of Service is dispatched to the Participant, but not later than the original expiration date specified in the Award Agreement.

(iii) For any reason other than the Participant’s death, Disability or Retirement or by the Company for Cause, the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

(g) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any shares of Stock covered by his or her SAR until the issuance of a stock certificate for such shares of Stock.

9. Performance Shares.

(a) Nature of Performance Shares. A Performance Share is an Award entitling the Grantee to receive a share of Stock or the economic equivalent of a share of Stock, which shall be determined by the Committee on the Grant Date and specified in the Award Agreement, based on the achievement of predetermined Performance Goals over a Performance Period determined by the Committee and specified in the Award Agreement.

(b) Earning of Performance Shares. The Committee, on the Grant Date, shall specify the Performance Goals or other specific performance criteria, objectives, and conditions on which the right to receive the shares of Stock or their economic equivalent underlying the Performance Shares shall vest. After the applicable Performance Period has ended, the Committee, in its sole discretion, shall determine to what extent, if at all, the Performance Goals were achieved. The actual number of shares of Stock or the economic equivalent thereof, if any, that will be delivered to the Grantee of a Performance Share Award is determined by the Committee, in its sole discretion, at the end of the Performance Period based upon the extent of achievement of the Performance Goals, not to exceed the number of such shares specified in the Award Agreement.

(c) Termination of Service. In the event of the Grantee’s Termination of Service prior to the end of the Performance Period for which a Performance Share Award has been granted:

(i) As a result of Grantee’s death, Disability, or Retirement, then, except as otherwise specified in the Award Agreement, a pro rata portion of the Performance Shares shall be considered earned, with such pro rata portion based on the ratio of the number of days in the Performance Period between the Grant Date and the date of Termination of Service to the total number of days in the Performance Period. In such event, the Grantee shall forfeit the right to earn the balance of such Performance Shares.

(ii) By the Company for Cause, or as a result of any other event not specified in subsection 9(c)(i) above (except a Change in Control which is governed by Section 17), the Performance Share Award shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

(d) No Rights as a Shareholder. Stock or the economic equivalent thereof underlying Performance Shares will not be issued or paid until the Performance Shares have been earned, pursuant to the Performance Goals or other specific performance criteria set by the Committee. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any shares of Stock covered by his or her Performance Shares until the issuance of a stock certificate for such shares of Stock.

10. Restricted Stock.

(a) Nature of a Restricted Stock Award. A Restricted Stock Award is an Award of shares of Stock subject to such restrictions and conditions, at a purchase price, if any, and for such consideration, all as the Committee shall determine on the Grant Date. Such Restricted Stock issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

(b) Restrictions. The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse. The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.

(c) Escrow of Restricted Stock. Until all restrictions have lapsed or been removed, the Secretary, or such other escrow holder as the Committee may appoint, shall retain custody of any certificates representing the Restricted Stock subject to the Award; provided, however, that in no event shall the Grantee retain physical custody of any certificates representing shares of Restricted Stock awarded to him or her until all restrictions thereon have lapsed or been removed.

(d) Termination of Service. In the event of Grantee’s Termination of Service:

(i) As a result of Grantee’s death, Disability, or Retirement, then, except as otherwise specified in the Award Agreement, the restrictions on the Restricted Stock subject to the Award shall lapse as to a pro rata portion of the shares of such Restricted

Stock (net of any shares as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement. In such event, the Grantee shall forfeit the balance of such Restricted Stock as to which the restrictions have not yet lapsed, and the Restricted Stock so forfeited shall be returned to the Company.

(ii) By the Company for Cause, or as a result of any other event not specified in subsection 10(d)(i) above (except a Change in Control which is governed by Section 17), the portion of the Restricted Stock Award for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

(e) No Fractional Shares. In determining the number of shares of Restricted Stock for which the restrictions have lapsed, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned at such time as all restrictions lapse.

(f) Rights as Shareholder. Upon delivery of the Restricted Stock to the escrow holder or other action taken by the Committee pursuant to subsection 10(c), the Grantee shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, subject to the restrictions and the Award Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of shares of Stock subject to restrictions shall also be subject to the restrictions until the restrictions on the underlying shares of Stock lapse.

11. Restricted Stock Units.

(a) Nature of a Restricted Stock Unit. A Restricted Stock Unit is an Award entitling the Grantee to receive shares of Stock or the cash equivalent of the shares of Stock at a future date, subject to restrictions and conditions. The Committee shall determine on the Grant Date and shall specify in the Award Agreement for each Award of Restricted Stock Units whether the Award is to be settled in Stock or in cash and the consideration to be provided by the Grantee for such Award. Such Restricted Stock Unit issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

(b) Restrictions. The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock Units and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse. The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.

(c) Form and Timing of Payment of Restricted Stock Units. Payment of Restricted Stock Units will be made as soon as practicable after the lapse of the restrictions.

(d) Termination of Service. In the event of Grantee’s Termination of Service:

(i) As a result of Grantee’s death, Disability, or Retirement, then, except as otherwise specified in the Award Agreement, the restrictions on the shares of Stock or Stock equivalents subject to the Restricted Stock Units shall lapse as to a pro rata portion of such Restricted Stock Units (net of any shares as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement. In such event, the Grantee shall forfeit the right to earn the balance of such Restricted Stock Units as to which the restrictions have not yet lapsed.

(ii) By the Company for Cause, or as a result of any other event not specified in subsection 11(d)(i) above (except a Change in Control which is governed by Section 17), the portion of the Restricted Stock Units for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

12. Performance-based Awards.

(a) Nature of Performance-Based Awards. The purpose of this Section 12 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to an Employee, the provisions of this Section 12 shall control over any contrary provision contained in Sections 7, 8, 9, 10, and 11; provided, however, that the Committee may in its discretion grant Awards to Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 12.

(b) Applicability. This Section 12 shall apply only to those Employees selected by the Committee to receive Performance-Based Awards. The designation of an Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award. Moreover, designation of an Employee as a Participant for a particular Performance Period shall not require designation of such Employee as a Participant in any subsequent Performance Period and designation of one Employee as a Participant shall not require designation of any other Employees as a Participant in such period or in any other period.

(c) Procedures With Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Employees, no later than ninety (90) calendar days following the commencement of any Year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Employee for such Performance Period. Following the completion of each Performance Period, the Committee, in its sole discretion, shall determine whether the applicable Performance Goals have been achieved for such Performance Period and shall certify such determination in writing. In determining the amount earned by an Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole discretion, such reduction or elimination is appropriate.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to an Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation under Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

13. Substitute Awards and Combined Awards.

(a) Substitute Awards. If the Company or a Subsidiary at any time should succeed to the business of another corporation or other entity through merger or consolidation, or through the acquisition of stock (or other ownership interests) or assets of such other corporation or other entity, Awards may be granted under the Plan in substitution of awards previously granted by such other corporation or other entity with respect to shares of its stock (or other ownership interests) which awards are outstanding at the date of the succession (“Surrendered Awards”). The Committee shall have discretion to determine the extent to which such Substitute Awards shall be granted, the persons to receive such Substitute Awards, the number of shares of Stock or their economic equivalent to be subject to such Substitute Awards, and the terms, conditions and restrictions of such Substitute Awards which shall, to the extent permissible within the terms and conditions of the Plan, be equivalent to the terms, conditions and restrictions of the Surrendered Awards. The Exercise Price of any Substitute Award that is an Option or a SAR may be determined without regard to subsections 7(b) and 8(b); provided however, that the Exercise Price of each such Substitute Award shall be an amount such that, in the sole and absolute judgment of the Committee (and if the Substitute Award is to be an ISO, in compliance with Section 424(a) of the Code), the economic benefit provided by such Substitute Award is not greater than the economic benefit represented by the Surrendered Award as of the date of the succession.

(b) Combined Awards. The Company may provide for payment to an Employee, Director, or Consultant of an amount earned under an Other Incentive Plan in the form of Stock or other Award under this Plan. In such case, the conditions and restrictions on the Award may be set under such Other Incentive Plan, which Award will be treated as a combined award under the Plan and the Other Incentive Plan, and the shares of Stock and Stock equivalents provided under Section 3 of this Plan shall be available to satisfy any payment of shares of Stock or Stock equivalents required or permitted under the Other Incentive Plan award.

14. Non-transferability of Awards.

All Awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order. During the lifetime of a Participant, Options and SARs granted to him or her under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee and specified in the Award Agreement. Notwithstanding the forgoing and excluding ISOs, the Committee may provide in an Award Agreement that a Participant may transfer, without consideration for the transfer, such Award to the Participant’s immediate family members, to trusts for the benefit of the Participant and such immediate family members, to partnerships in which the Participant and such immediate family members are the only partners, or to charitable organizations, provided that transferee agrees in writing to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.

15. Payment for Shares of Stock.

(a) General Rule. The entire consideration for shares of Stock issued under the Plan shall be payable in lawful money of the United States of America at the time when such shares of Stock are purchased, except as follows:

(i) Options. Payment of the Exercise Price of an Option shall be made pursuant to the express provisions of the applicable Award Agreement. However, the Committee (in its sole discretion) may specify in the Award Agreement that payment may be made pursuant to subsections (b), (c), (d), or (e) below, or any combination thereof.

(ii) Performance Shares, Restricted Stock and RSU Awards. Payment (if any) for Performance Shares, Restricted Stock and RSUs shall be made pursuant to the express provisions of the applicable Award Agreement, as determined by the Committee in its sole discretion.

(b) Surrender of Stock. To the extent that this subsection 15(b) is applicable, payment may be made all or in part with shares of Stock which have already been owned by the Optionee or his or her representative for more than six (6) months and which are surrendered to the Company in good form for transfer. Such shares of Stock shall be valued at their Fair Market Value on the date when the new shares of Stock are purchased under the Plan.

(c) Exercise/Sale (“Cashless Exercise”). To the extent that this subsection 15(c) is applicable, payment may be made by the delivery of an irrevocable direction to a securities broker, acceptable to the Company, to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price of the Option.

(d) Exercise/Pledge. To the extent that this subsection 15(d) is applicable, payment may be made by the delivery of an irrevocable direction to pledge shares of Stock, as security for a loan, to a securities broker or lender, acceptable to the Company, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price of the Option.

(e) Net Share Exercise. To the extent that this subsection 15(e) is applicable, payment may be made by holding back from the shares of Stock to be issued upon exercise of an Option that number of shares of Stock having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price (the Fair Market Value of the shares of Stock to be held back shall be determined on the date that the Option is exercised by the Optionee).

16. Adjustment of Stock.

(a) General. In the event of a subdivision of the outstanding Stock; a declaration of a dividend payable in shares of Stock; a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the value of shares of Stock; a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of shares of Stock; a recapitalization; a spinoff; a merger, consolidation, or other reorganization involving the Company that would not constitute a Change in Control; or any similar occurrence, then proportionate adjustments shall be made to each of the following, in all cases without the consent of any Participant:

(i) The maximum number of shares of Stock and Stock equivalents available under subsection 3(a) for future grants of Awards and of specified types of Awards;

(ii) The limitations set forth in subsection 3(b);

(iii) The number and kind of shares of Stock or Stock equivalents (or other securities) covered by each outstanding Award; and

(iv) The Exercise Price under each outstanding Option and SAR, but without changing the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares of Stock subject to the Option or SAR) as to which such Option or SAR remain exercisable.

(b) Reservation of Rights. Except as provided in this Section 16, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Stock subject to an Option or SAR and the number of or consideration for shares of Stock, subject to a Performance Share, Restricted Stock Award or RSU. The grant of an Option, SAR, Performance Share, Restricted Stock Award, or RSU pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

17. Change in Control; Reorganization

(a) Vesting on Change in Control. In the event of a Change in Control:

(i) All outstanding Options and SARs shall be fully vested and exercisable immediately prior to the Change in Control; and

(ii) All outstanding Awards shall be earned and vested in full, all restrictions on outstanding Restricted Stock and RSUs shall immediately lapse, all Performance Goals and other vesting criteria for outstanding Performance Shares shall be deemed achieved at target levels, and all other conditions on outstanding Awards met, upon the occurrence of the Change in Control.

(b) Merger, Consolidation or Other Reorganization. In the event that the Company is a party to a merger, consolidation, or other reorganization that would constitute a Change in Control, the agreement under which such merger, consolidation, or other reorganization is effected (“Merger Agreement”) may provide for any one or more of the following (subject to the provisions of subsection 17(a)), which shall apply on a consistent basis to all similarly situated outstanding Awards (but may be applied differently for different types of awards or awards having differing characteristics), in all cases without the consent of any Participant:

(i) The assumption of (or substitution of equivalent awards for) outstanding Options, SARs, Performance Shares, Restricted Stock and RSUs by the surviving corporation or its parent (or for their continuation by the Company if the Company is a surviving corporation), in which case each Award shall be equitably adjusted consistent with the consideration received for shares of Stock under the Merger Agreement in accordance with the principles set forth in subsection 16(a);

(ii) The cancellation of outstanding Options, SARs, Performance Shares, Restricted Stock, and RSUs upon payment of a cash amount for each share of Stock or Stock equivalent under the Award (whether or not vested prior to the effective time of such merger, consolidation or other reorganization) equal to the positive difference (or if there is no positive difference, cancellation without payment) between (A) the cash amount or Fair Market Value of other consideration to be paid for each share of Stock under the Merger Agreement and (B) the amount, if any, remaining to be paid for each share of Stock or Stock equivalent under the Award Agreement or the Exercise Price of any Option or SAR;

(iii) The cancellation, without consideration, of outstanding Options not exercised prior to the effective time of such merger, consolidation or other reorganization; provided that Participants are given reasonable notice in advance of the effective time of such merger, consolidation or other reorganization that such Options are fully vested, may be exercised prior to such merger, consolidation or other reorganization, and will expire if not so exercised; and/or

(iv) The cancellation of outstanding Performance Shares, Restricted Stock, and RSUs upon payment or delivery of the per share of Stock merger consideration under the Merger Agreement for each share of Stock or Stock equivalent under the Award (whether or not vested prior to the effective time of such merger, consolidation or other reorganization).

18. Withholding Taxes.

(a) Payment by Participant; Deduction by Company. As a condition to the exercise of any Option, and no later than the date as of which the value of any other Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal, state, or local income tax purposes, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the Participant, including any payment or release of cash or shares of Stock under the applicable Award or any other Award.

(b) Payment in Stock. A Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

19. Securities Laws.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares of Stock complies with (or is exempt from) all requirements of Applicable Laws, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

20. No Retention Rights.

Neither the Plan nor any Award shall give any person any right to be or remain an Employee, Director or Consultant of the Company or of any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any Employee, Director or Consultant at any time, with or without Cause, subject to applicable laws and written agreements (if any).

21. Duration, Amendments, and Termination.

(a) Term of the Plan. The Plan shall terminate automatically on January 31, 2013, which is seven years after the Plan was adopted by the Board. No Award of any type may be granted under the Plan after such date. The Plan may be terminated on any earlier date pursuant to subsection 21(b) below.

(b) Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent provided herein or required by Applicable Laws.

(c) Effect of Plan Amendment or Termination. No amendment, suspension, or termination of the Plan (including at the end of the term specified in subsection 21(a) above) shall impair the rights of any Participant with respect to any Award then outstanding, which shall continue in effect in accordance with the terms of the Award Agreement (as it may be amended from time to time) and of this Plan on the Grant Date until its expiration or earlier termination as specified in the Award Agreement. The termination of the Plan shall not affect the Committee’s rights or obligations with respect to the continued exercise of its powers under the Plan regarding Awards that are outstanding at the time of termination.

22. Miscellaneous.

(a) Investment Representations. As a condition to the receipt of an Award or to the purchase or other receipt of shares of Stock pursuant to an Award, the Company may require the person receiving such Award or shares to represent and warrant that the Award or the shares of Stock being purchased or otherwise received are only for investment and without any present intention to sell or distribute such Award or shares of Stock if, in the opinion of counsel for the Company, such a representation is required.

(b) Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board, and no Awards shall be granted under the Plan until such shareholder approval is obtained. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

(c) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(e) Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company prepared in the ordinary course of business.

(f) Stock Certificates. Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the ownership of shares of Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Laws.

(g) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

(h) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(i) Governing Law. The Plan, the Award Agreements, and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, without regard to such state’s or any other jurisdiction’s conflicts of law principles.